UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 1, 2008
Electro-Optical Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51481 (Commission File Number)	13-3986004 (IRS Employer Identification No.)

3 West Main Street, Suite 201, Irvington, New York (Address of principal executive offices)	10533 (Zip Code)
Registrant’s telephone number, including area code (914) 591-3783
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of May 1, 2008, Jon Klippel, Vice President, Marketing Operations, left the employ of the Registrant. In connection with Mr. Klippel’s separation from the Registrant, the Registrant entered into a letter agreement dated May 1, 2008 regarding the terms of his separation (the “Separation Agreement”).
Pursuant to the Separation Agreement, Mr. Klippel will receive salary continuation of $70,000, $5,000 worth of outplacement services and payment for any accrued but unpaid vacation. In addition, Mr. Klippel is entitled to exercise the stock option granted to him on December 17, 2004 to purchase up to 45,000 shares of the Registrant’s common stock for a period of ninety days following May 1, 2008.
A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits
(b)	Exhibits.

Exhibit
No.	Description

10.1	Separation Agreement, dated May 1, 2008, between the Registrant and Jon Klippel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro-Optical Sciences, Inc.
Date: May 1, 2008	By:	/s/ Richard I. Steinhart
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION

10.1	Separation Agreement, dated May 1, 2008, between the Registrant and Jon Klippel.